EXHIBIT E

     SOUTHWESTERN ELECTRIC POWER COMPANY
 ENVIRONMENTAL SERVICES LABORATORY ANALYSIS
                    1999


Sabine Mining Company                 $51,813

Gulf States Laboratories                8,133

General Electric Company                4,848

BICC Cable                                880

Eagle Environment Services                840

Jones Environmental Inc.                  672

Temple-Inland                             560

Absolute Industries LLC                   510

Miscellaneous (less than $500)
                                        2,118
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  TOTAL                               $70,374
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